Exhibit 99.1

Nano Dimension Announces the Sale of AME and Fabrica Product Lines

Advances Strategic Alternatives Process Intended to Maximize Shareholder Value

Expected to Reduce Annualized Cash Burn by $10 Million

Company to Update 2026 Financial Guidance on First Quarter 2026 Earnings Call

WALTHAM, MASSACHUSETTS -- April 6, 2026 (GLOBE NEWSWIRE) -- Nano Dimension Ltd. (Nasdaq: NNDM) (“Nano Dimension”, “Nano”, or the “Company”) today announced the sale of its additively manufactured electronics (AME) product line and its previously discontinued Fabrica product line to Inspira Technologies OXY B.H.N. Ltd. (Nasdaq: IINN) (“Inspira”).

The total consideration payable to the Company in connection with the transaction is up to $12.5 million, consisting of a $2.0 million upfront cash payment, and up to $10.5 million of deferred payments tied to the future performance of the product lines over the next twelve months. Inspira has assumed operational control of the product lines effective immediately. Completion of the transaction remains subject only to the receipt of customary regulatory approvals.

The Company believes this transaction represents a key step as it advances its previously announced strategic alternatives review process to maximize shareholder value and reflects Nano’s continued focus on optimizing its cost structure, reducing operating complexity and lowering overall cash burn. Following a thorough review of the Company’s asset base, management and the Board of Directors determined that the AME and Fabrica product lines were not aligned with its go forward priorities. The Company expects this transaction to reduce annualized cash burn by approximately $10 million, to strengthen its liquidity and financial flexibility, and to enable greater focus on key strategic initiatives.

David Stehlin, Chief Executive Officer, commented, “Today’s announcement marks the first of a series of steps to maximize shareholder value and builds on the cost reduction actions initiated in the third quarter of 2025. The sale of the AME and Fabrica product lines will lower our operating costs and cash burn while reinforcing financial flexibility, and the deferred consideration structure allows us to participate in potential upside as the product lines perform under Inspira’s ownership.”

Nano Dimension will continue to evaluate strategic alternatives to further maximize shareholder value and provide updates on its strategic alternatives review process as appropriate. The Company will update its 2026 financial guidance on its first quarter 2026 earnings call.

About Nano Dimension Ltd.

Driven by strong trends in onshoring, national security, and increasing product customization, Nano Dimension Ltd. (Nasdaq: NNDM) delivers advanced Digital Manufacturing technologies to the defense, aerospace, automotive, electronics, and medical devices industries, enabling rapid deployment of high-mix, low-volume production with IP security and sustainable manufacturing practices. For more information, please visit https://www.nano-di.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding Nano’s future growth, strategic plan and value to shareholders, the expected benefits of the sale of the AME and Fabrica product lines, the reduction in Nano’s annualized cash burn as a result of such sale and all other statements other than statements of historical fact that address activities, events or developments that Nano intends, expects, projects, believes or anticipates will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Because such statements deal with future events and are based on the current expectations of Nano, they are subject to various risks and uncertainties. The forward-looking statements contained or implied in this communication are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in Nano’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in any subsequent filings with the SEC. Except as otherwise required by law, Nano undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this communication.

Contacts:

Investors: Purva Sanariya

Director, Investor Relations

ir@nano-di.com

Media: Samuel Manning

Principal Manager, External Communications

press@nano-di.com